Exhibit 99.1

News Corp
September 17, 2020
2:05 PM EDT

Goldman Sachs 29th Annual Communacopia Conference Transcript

News Corp

September 17, 2020
2:05 PM EDT

Kane Hannan:	Hi everyone. Thanks for joining us for this session and hopefully the time zone is a little bit friendlier than where it is down here in Australia. I'm Kane Hannan, the firm's Australian Telco Media Analyst and I'm pleased to be joined today by Robert Thomson, CEO of News Corporation. Robert, thanks so much for joining us today.

Robert Thomson:	Kane, thanks for getting up so early.

Kane Hannan:	I'll obviously leave some time for questions at the end, but maybe just to start, Robert, obviously 2020 has been a pretty unprecedented year given the virus. Let's talk a little bit about how News Corp has responded to the virus, where it's had the biggest impact on your business, and I suppose how we should be thinking about the News Corp that emerges on the other side.

Robert Thomson:	Yeah, Kane, obviously we're all traversing rather unusual terrain, uncharted territory, professionally and personally. But I have to say first of all that I'm particularly proud of our employees around the world in the way that they've responded. Whether it be the fortitude of those in the early days at our book warehouses where working from home was obviously not an option. Or our journalists who have done their very, very best to inform the world, particularly in a feverish time for journalism. Or those employees who have overcome understandable apprehension. Or those many, many thousands of our people who contribute to their communities in ways both seen and unseen, but in ways that made a genuinely positive difference to their societies.

Now as a company, we've obviously accelerated the simplification of our assets and increased transparency. Most obviously by the re-segmentation that has created a separate Dow Jones line. And that naturally increases scrutiny which is a good thing on that business, but also on our other news media businesses which is our sign of confidence in their ability to transition successfully in the digital age.

Overall, COVID aside, it's a very different company to that which was created at the time of the spin-off. We sold Amplify, the digital education company. We sold a local newspaper group in the US quite early on which was a fortuitous thing to do. We sold Unruly, we sold News America Marketing. We clarified the ownership of Foxtel. We acquired Harlequin and realtor.com which by some reckoning has made us the largest digital real estate company in the world. And there have been some difficult decisions.

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And part of them in a sense expedited by COVID, but we've closed the print editions of many of our regional community papers in Australia. The sale of AAP, the Australian newswire created by Sir Keith Murdoch, Rupert's father, in 1935. And yesterday, we announced the planned closure of our New York print plant. And obviously these are not decisions taken lightly, superficially, but they were necessary. And the onset of COVID has proven the importance of that strategy.

And as you can see from our Q4 results, our performance has been very different than that of other media companies. Our cash balance is actually stronger. It increased $129 million in the fourth quarter to over $1.5 billion. And cash is crucial at a time like this. And our other cost reduction programs have started to kick in and our ability to generate revenue through digital has improved markedly whether that be digital subs or digital advertising or digital real estate or eBooks.

Now I'm not sure it's right that we would call a pandemic a cyclical factor, but it is the ultimate stress test of a business. And our employees and our executives have handled the crisis with integrity, with sagacity and with empathy. That was obvious in the fourth quarter results as we indicated on the earnings call. And we were pleased with the team's performance in the first weeks of the quarter and it's fair to say we remain pleased with the team's performance this quarter.

Kane Hannan:	Maybe then looking forward for the next 12 months, how do you think about the main priorities across the various businesses at News?

Robert Thomson:	Well, really, each of the sectors has its own challenges. Opportunities. It's not really a word you particularly wanted to use during a crisis, but the impact of the virus on companies is similar to the impact of the virus on the human body. It exacerbates preexisting conditions. It exploits vulnerabilities. And so you've seen many of the businesses that have either struggled or prospered are doing so because the virus has digitally compressed evolution and that's the challenge that we face. And so the speed of change, it's a period to make changes and to adapt rapidly to change. And we've had to make some difficult decisions already, had a 12% reduction in headcount at News Media, 17% reduction in headcount at Foxtel. But they will certainly not be the only changes.

And at the same time, simplification, which we've spoken about quite openly, does not mean dumbing down. So we are not bowdlerizing the business. Simplification means shaping up for the future. Because we know historically that we've been a complicated mix of companies. And there was always certain merit to that eclectic mix, but it's absolutely clear that complexity has been a barrier to investors understanding the true worth of our assets. So simplify we must.

There has in part been a misperception that we had fields populated by sacred cows, that certain properties would be indulged eternally. And that is not the case. There is obviously a social purpose to what we do, whether that be our journalism, our books, our creating a more transparent market in digital real estate and informing families ahead of what for many of them is the most important investment decision they will ever make, buying a home. But we all understand that if you can't make the business profitable, then the purpose is unsustainable. Which is why we sold Amplify, why we turned as you know about 112 of our Australian newspapers digital-only or sold them or closed them. And with what we've been able to do, for example by taking dramatic decisions which we'll go on taking, is for example, put the New York Post on a firm path to profitability. I mean there's been a dramatic turnaround in its numbers.

And we hope that that process of simplification will just make it easier for investors to

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appreciate the intrinsic worth of companies like Dow Jones which we are obviously having an Investor Day for early next week.

Kane Hannan:	Maybe obviously picking up on the simplification comments, something we do get asked a lot about from investors, so just interested in your thoughts as far as the way you see the complexity in News Corp today after the changes that you've made.

Robert Thomson:	Part of it is deciding what a core business is. But part of it is actually clarifying our structure. All companies, particularly those of pedigree and provenance, have complicated structures which may sometimes limit their flexibility and stifle simplicity. So in fiscal 2020, we completed a corporate restructuring in Australia to simplify that structure, which had over the years developed complex intercompany relationships. So now we have aligned reporting with all of our segments. Digital real estate, subscription video services and publishing. This simplification may in itself sound simple, but it was rather time consuming and required all the necessary regulatory approvals.

We now have a very clear structure, a simpler structure, and absolute optionality. So the simplicity drive has been twofold. One, to make sure that the core businesses are profitable and to reassess which is core and noncore. And two, within the company itself, to simplify structures. Part of that was the work done in Australia which was profoundly important work. Part of that is for example the appointment of Tracey Fellows as Global Head of Digital Real Estate, which we realize is an underappreciated asset. We don't get the full value of REA in our share price. And by appointing Tracey, we are sending a signal that one, we're conscious of that, two, that digital real estate is core because of its complementarity with our media businesses. But three, it will have the clarity of focus upon it.

Kane Hannan:	Maybe then just talking about Foxtel for a little while, it's obviously a business that's in a bit of a turnaround phase. First just interested in your thoughts, Robert, around is it realistic to think that we can stabilize the revenues on the business in the next few years? Or do you think broadcast headwinds are just too meaningful for Kayo and Binge to offset from you?

Robert Thomson:	So for those who don't know, Kayo and Binge are our streaming services in Australia, but the signs from our streaming strategy are indeed positive. There has not been the feared spin down from broadcast and we are indeed managing to maximize the value of our preexisting rights, whether that be entertainment rights or sports rights. And we've reset the cost of those rights and we've reset the cost of the business with the headcount reductions. As you know already, against contracted value we will save at least $180 million on the existing sports rights over the next 3 years and there are further negotiations to come. So there are a combination of factors. Increasing audience where we topped a million streaming customers for the first time. High ARPU, Kayo is $25 Australian a month, it's not a $7 or $9 a month product. Obvious sectoral shift in customer preference towards streaming, which clearly, we have to respond to and have responded to. And we've always looked for optionality and stability in Foxtel. And Patrick Delany and Siobhan and team are doing a sterling job in getting that stability and creating that optionality. And as we've indicated in the past recently, we see no reason for any extra investment from News Corp into Foxtel. We see it now as on a course towards the increasing revenue and increasing profitability that we've been looking for and it's a testament of itself to the hard work of the team and the wisdom of the strategy.

Kane Hannan:	So maybe just around sort of the cost comments at Foxtel, you obviously were talking about that $100 million reduction and the 17% headcount reduction you spoke about previously. I suppose the question is, I mean how do you make sure those OpEx savings

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don't have a revenue impact, a spike in churn, or loss of customers from lost programming for example?

Robert Thomson:	Well we've been very careful to prioritize our programming needs. Clearly, we're in a very odd period of not just in Australia around new programming because production has been disrupted as a consequence of COVID. But there's no doubt the sports rights that we've been able to acquire for the long term, have given us, in the realm of sport, a very, very strong position which we are leveraging. There's no doubt that the recent big deals that we've done for extended programs with Time Warner are also necessary for a successful streaming business, but give us a unique position in the Australian market given the quality and exclusivity that comes with a deal like that.

So yes, you do have to prioritize the programming that you acquire, but I think the team have done a very good job of establishing a hierarchy of importance. And that hierarchy reflects the uniqueness of the content and the value to existing and potential consumers.

Kane Hannan:	And then I'd be interested in how you guys are thinking about your relationship with sporting codes. As you said, you've extended the NRL deal for a period of time, you've renegotiated with the AFL, Cricket is still outstanding sort of in the press down here at the moment. How do you think about this relationship and I suppose how important are the sporting codes to the Foxtel business model?

Robert Thomson:	Look, there's a realism in Australia about sports rights. And the sports themselves have generally, generally become conscious of the value of media partnerships. And are aware of the danger of not having those partnerships. So it's an existential moment for some of the sports given their own cost base. And that is definitely a COVID consequence. As you know, we've extended our rugby league deal in Australia. And actually, these things are not just about the quantity of matches, they are about the quality of the experience for our customers. And we all know which teams are the big drawers and the importance of exclusivity. And that for us is a big factor. Not just how much we spend, but the quality of the relationship we have with the sport and how the sport understands our needs. That is a big factor in us determining how deep the partnership should be and how extensive more broadly the commitment from our company, including our media partnership. And you can see the way we devote reporting resources to covering sports. The way that we promote upcoming events. That's important for the sport, it's important for us. But if we don't have a full holistic partnership, then why would we commit those sorts of resources? So in general, there needed to be a reset in sports rights cost. In Australia there has been a reset and that reset is still in motion and there is no doubt as to the benefit of Foxtel.

Kane Hannan:	So something you had spoken about in the past around I suppose the Foxtel IPO. Obviously, we weren't expecting COVID to come along when talking about that. But how do we think about timelines or intentions on I suppose the outlook for Foxtel and what you guys would want to see before you would potentially look at revisiting something like that?

Robert Thomson:	Particularly in the midst of a pandemic, it's a little difficult to speculate about outcomes at this stage. But all I can say is that Foxtel is very much on the track that we want it to be on. The team is doing an extraordinary job. In the past we've had problems with product launches. We've had problems with handsets. We've had problems with set top boxes. The current management team in introducing for example Kayo, which I'm sure you've looked at, is a very complicated, very sophisticated state-of-the-art international product. And it works and works really well. They are the sorts of things that we needed to get right if we were to have the optionality that we are certainly heading towards having.

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Kane Hannan:	So then just Dow Jones, I appreciate you've got the Investor Day next week, so we won't spend too much time talking about this, but first, just given the importance to the news business, are there any comments or key themes you can share with us, say anything that might shed some light on what you'll be talking about next week?

Robert Thomson:	Well, look, I don't want to spoil a surprise, so the big reveal will have to be next week. And I invite everybody on this call to tune in because it will be an important day because Dow Jones for us is an important company. Let's just say that Dow Jones and the Wall Street Journal stand up favorably in any media comparison. Revenues improved last fiscal which was a testing year, and EBITDA was 13% higher despite the difficulties in print advertising for example. Digital revenues were over $1 billion at Dow Jones and 67% of total revenues. And the new leadership team under Almar Latour, who will be introducing the Dow Jones team early next week, and who had done himself an important job in transforming Barron's and MarketWatch and he, Almar, is already making positive changes. It's fair to say that Dow Jones is the world's leading news media company. It was the first to do a deal with Apple, Apple News Plus. It was the first to craft a deal with Facebook. Its influence is unparalleled and it's in an age in which some journalists have decided to become activists. Journal journalism, Wall Street Journal journalism, is still the most trusted by some way in the United States. The Wall Street Journal is repeatedly shown to be the most trusted masthead in America and is trusted on both sides of the aisle. And that integrity and that trust are absolutely priceless.

Kane Hannan:	Just one last question on sort of Dow Jones. You obviously had some phenomenally strong digital subscriber growth in the fourth quarter, sort of 23% from memory. So just given that growth, how penetrated do you think you are in the addressable markets I suppose and how do you think about the strategies for continuing to drive that readership from here? From sort of upscale model.

Robert Thomson:	The vast majority of that audience is in the States. And even in the States, we believe the total addressable market is significantly larger. I'll leave it to Almar to reveal some figures, but that, the audience we have now internationally is relatively small. And a reason for appointing someone like Almar is his background in Europe, his background in Asia. Because we do sense that not only in the States, but well beyond the borders of America, there are opportunities. And it's a time at which not only in business coverage, but also in the general news coverage, which is why we did the Apple deal because we wanted to get access to a group of potential readers who may not have thought that the Wall Street Journal was a paper for them. May not have realized that it covers politics, it covers national news, foreign news, has great lifestyle coverage, the best arts coverage in America, the most brilliant opinions pages. But that audience for the first time sampled the Wall Street Journal. And while some papers and some news organizations talk about a Trump bump, we talk about a trust bump. That there are more people coming into the Wall Street Journal because they want integrity, they want honesty in their news coverage. And that trust bump is something that was still I think at an early phase of curve and will bring in more readers in the States and around the world.

Kane Hannan:	Obviously news media is facing a few more challenges than Dow Jones. Just interested for you to talk a little bit more about those cost initiatives, obviously seeing the Bronx sort of printing plant closure come through. And how do we think about the outlook for news media and some of the return to profitability?

Robert Thomson:	The re-segmentation as I said earlier, is a sign of our confidence in the future of the news media business. And we know there's going to be extra scrutiny. We know that there is more transparency and with transparency comes a need to perform. In terms of costs,

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there are two tiers of cost reappraisal. One is the internal iterative process and the other is the broader, more substantial shared service program which we have spoken about publicly which will really fundamentally change the character of the company and increase profitability at news media.

And the New York Post really is a paragon. It's no secret that the paper has been losing money for a long time. In some years, fair to say substantially. But that paper is firmly on track to profitability. And the printing plant closure announced yesterday was a difficult decision. We've been in the Bronx for 2 decades. But you must make difficult but necessary decisions if papers and the news media sector generally is to prosper.

And look, I would like to pay a tribute actually to the many generations of workers through the years who have made a contribution at the Bronx to the company and to society through their toil. They have in their own way played an important role in crafting an informed society and their contributions will continue to resonate for many, many years and decades to come.

Kane Hannan:	Maybe specifically in Australia, the ACCC digital platforms inquiry is getting a pretty strong response from Google and Facebook. Let's talk about how you think those discussions evolve over the next 6 or so months. And then how do we think about the potential revenue that that could be to the Australian business?

Robert Thomson:	From a revenue perspective, significant, meaningful, material revenue. But in cases like the ACCC, there are generally public statements and private negotiations, and that is certainly so in this instance. But there are two fundamental changes. One, regulators do have a much clearer, more concise understanding of the issues. And not just in Australia. You see it here in the US, you see it in the UK where I am at the moment and obviously in Brussels. And secondly, the dialogue, despite the public statements, between the digital companies and media companies is more sophisticated. The deal with Facebook in the US with The Wall Street Journal and New York Post shows that deals indeed can be done and that journalism has a value to the platforms. And that deal very much came from Mark Zuckerberg with whom I announced the deal jointly in New York. And Sundar Pichai at Google also has shown genuine leadership, and I think personally strongly believes in the value of journalism and that that value has to be represented monetarily.

But you have to remember that for almost a decade, more than a decade, that there just wasn't a debate. Rupert and Lachlan were articulating the issues, and I was abusing alliteration. But now there is a conversation. And not just a conversation; an emerging consensus. And that emerging consensus will have a profoundly positive impact on our news brands not just in Australia, but globally. And there is also no doubt that the extra scrutiny in the ad market will have a positive impact on our ad use. As you know, regulators in the US are seemingly at an advanced stage of their scrutiny of the market. So the digital cognitive dissonance is dissipating, and it's fair to say that the conventional wisdom has got a lot wiser.

Kane Hannan:	Maybe switching tack over to book publishing. Obviously one of the core businesses in the portfolio. Let's talk about from a high level, though, about how we think about the benefits I suppose of having the book publishing business in the news portfolio.

Robert Thomson:	Very much, because here in the UK, the partnership between HarperCollins and The Times and The Sun has been very, very fruitful in recent months. And the same is true of HarperCollins in Australia and HarperCollins internationally. So those sorts of partnerships and finding all of those and promoting important books, obviously not just in print, but across the digital platforms, that complementarity and that leverage is tangible.

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And so the book publishing business itself is one that we see having long-term value for us, and it too is a changing business. As you no doubt know, in the fourth quarter our digital revenues were up 26% year on year or 29% of consumer revenues. We had in Q4 31% e-book growth and a 17% in growth of audiobooks. So it too is transitioning, and it's about digital delivery. And so as part of our shared service program, HarperCollins will be able to benefit from a reappraisal of tech investments, whether it be through the cohesive relationship between podcasts and audiobooks or just about how digital delivery of reading material is advancing. Because clearly you have to keep changing, you have to keep iterating your products. And a dialogue within the company not only now about promoting and projecting HarperCollins' products, but more importantly what those products look, feel, see and will listen like in the future is also being influenced by the relationship with our news media property.

Kane Hannan:	Maybe just touching on that digital transition in audiobooks and e-books. So how, if we look forward 5, 10 years, how much further does that have to go and I suppose where could it get to? And then what does it mean for the publishing business's earnings as a group?

Robert Thomson:	Well, it's interesting. You'll recall a few years ago that digital books reached around 24%, 25% of revenues of many publishers and then slid back as consumers decided that the physical book had a value to them which was slightly different. Clearly, there were some readers who choose to read only digitally now, but there are many others who like a blend of print and digital. I'm one of those. And others who are still passionate about print. Now clearly the cost base changes with print, as is the case with newspapers. Costs come down through digital delivery. But where Brian Murray and the team at HarperCollins have done a very good job is to have the necessary empathy to understand that the passion to read will be articulated in different ways. It's not suddenly going to go digital as some people in the industry speculated 10 years ago.

And I like the institutional intuition at HarperCollins and their ability to not just to respond to, but to anticipate change in the book market. And it is, as I said, part of a broader, more sophisticated, more cohesive digital debate that we have around the company and the way that people respond to digital products. And so not only in a profit sense where HarperCollins is -- its fiscal 2020 revenues were just shy of $1.7 billion with an EBITDA of around $214 million. It's an important profit center for News Corporation, but it's also an important idea center.

Kane Hannan:	And then the publishing business obviously owns a massive amount of original content through the back catalogs and plus various formats. Let's talk about how publishing and how news is approaching I suppose the monetization of that content, content in other forms, and whether we should be thinking of that as a meaningful revenue driver with time.

Robert Thomson:	So you mean podcasts? Do you mean --

Kane Hannan:	Just whether it's becoming in films and on [selling]. I think there was some discussion that Canada has --

Robert Thomson:	No, exactly. Well, we have a deal with Sony to develop works. We have -- Harlequin has a partnership with Bell Media to develop TV series. We have acquired Egmont Books in the UK, which will expand IP content licensing. And clearly the expansion to podcasting, which is happening across our properties -- not just in books -- is important.

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So as I indicated, understanding precisely how much to invest in those areas is always an art form. And you need a sophisticated debate within the company and a level of content consciousness that means you're not making bad investments in seemingly fashionable, but ultimately unprofitable segments. And so what gives me great confidence in HarperCollins and the company generally is that our executives, whether it be Rebekah Brooks in the United Kingdom, Michael Miller in Australia, they are having a debate, a discussion which is very sophisticated, as is Brian Murray at HarperCollins. And there's just no doubt that when people are making decisions about how much investment in new products, it's not a decision that's being taken naively.

Kane Hannan:	Maybe just switching tactic then to digital real estate. Maybe just starting in the US with Move. It's interesting how the strategy's been evolving since David was appointed in January. And I suppose whether his mandate is more continued focus on growth, or how do we think about the tradeoff between growth and profitability for Move from here?

Robert Thomson:	Well, we're seeing both in 14 of the last 16 [months][corrected], you're seeing much greater traffic growth of Move relative to, say, Zillow. There's no doubt that as we explained in the last earnings call that profitability at Move in Q4 was significantly higher. So we are getting both growth in audience and increasing profitability. So there's not necessarily a contradiction there that people might presume. And that comes from having invested in the past in product. The acquisition of Opcity, the referral model is working very well for us. We knew that it would have a shorter-term impact on revenue, but longer term that it would be absolutely positive for our growth, and that's proving to be the case. And there's no doubt that the digital real estate market in both Australia with REA and Realtor in the US in particular is seeing record traffic highs, which of itself is generally a harbinger of new business.

And another COVID consequence is that people are thinking about their living circumstances. There is no doubt that people are making lifestyle choices. And you've seen it in those months, whether it be in Australia or elsewhere, where there's been restriction on house inspections or there's been restriction on auctions. And then once potential buyers and sellers are emancipated, they are putting houses on the market, people are buying. You saw from the Federal Reserve statement yesterday that probably through to 2023, we're going to have ultra-low interest rates in the US and no doubt beyond. And so those are circumstances that give us great confidence about our potential growth, both for REA in Australia and definitely for Realtor in the US where David has done a very good job of fashioning a new executive team of focusing on growth, but not growth at the expense of profitability.

Kane Hannan:	Maybe just picking up on those, those traffic comments. I appreciate the trend to move a bit more regional. But is Move seeing growth in new geographies and in new regions that I suppose it hasn't been as strong as previously? Or is it just cementing its position in sort of existing geographies?

Robert Thomson:	There's no doubt it's both. We put a lot of emphasis, for example, in the Greater New York area where historically Move was not strong; the number of listings we have, the presence we have, the profile we have. And some of that profile obviously comes from the partnership with our media publications. The linkage between MarketWatch and Realtor or the linkage between WSJ.com and Realtor. The linkage between Mansion, The Wall Street Journal property product, and Mansion Global and Realtor. So we've been able to build up in different segments in the market and different geographies, because there's no doubt that we are growing faster than Zillow. There's no doubt that the way we look at the market is different to Zillow. We don't want to be house flippers. We don't want a lot of housing inventory on our books. We don't want that inventory to weigh

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down our books. We want to be a true, transparent marketplace. And we don't want the contradictions of having to preference our own products rather than preferencing our consumers, preferencing our vendors, preferencing potential buyers and absolutely preferencing the realtors.

And so we're very happy with our strategy, the combination of referral and lead. Clearly, there's a qualitative difference between the value of the lead. And with Opcity, we're able to monetize that in a more realistic, more profitable way. And so the growth that we are seeing is across the board, and it's a growth -- it's profitable growth. And there's no doubt that we are happy with the broader strategy that we have. And I think you'll see that as the market evolves, that our strategy has clearly evolved with it. But we are very confident that we've fashioned a company that is going to be fit for the future and profitable for our investors.

Kane Hannan:	Maybe just one more on Opcity, seeing where it rebranded itself recently. The 50% growth in leads that you were talking to in June, it definitely looks to be getting some strong attraction as you've been talking about. So as far as just the question would be, when does the Opcity transition stop being a drag on revenues for Move, and that gives us model shifts, and actually start to drive that growth?

Robert Thomson:	Well, I think you're seeing that transition kick in at the moment. Now, we're in an odd period with COVID. And had COVID not had real impact on housing markets around the world, and shorter term obviously negative. As I said, medium term more positive. Then as we had said last year, we would have expected in Q3 and Q4 a real increase in revenues related to the maturing of the Opcity business.

As it was, we saw a significant increase in profitability in Q4, but there is a broader issue for us on digital real estate. And we obviously believe the full value of our digital real estate properties is not reflected in our share price. It doesn't take much effort to do that math when you look at the value of our holding in REA. So we've been clearly actively looking at maximizing the value of those holdings for our investors. And an important step actually was the appointment of Tracey Fellows to oversee our Global Digital Real Estate business. That was not just a symbolic appointment. It was a substantial appointment. And that was the start of a process; not the end. And so I would just like to reassure all on the call that we are actively working towards ensuring that the full value of the company and its real estate holdings is recognized by and for our shareholders.

Kane Hannan:	It's definitely something we get asked a lot about, a lot. I'm not sure if there's any more you can say about that, but definitely getting some interest in terms of the questions around it. There's just -- if Tracey's the first step, is there things we should be thinking about, taxation issues that could potentially prevent things? Or just any further comments we can get out of you on that would be --

Robert Thomson:	Well, it would be inappropriate for me to speculate further this moment. But you can no doubt hear from what I've said that it's something that we're not just thinking about, but we're acting upon, and we've taken whatever preliminary steps are necessary. But at heart, we are very conscious of that value gap, because there's so much value in the company that's not at this stage reflected in the share price.

Kane Hannan:	Yes. And maybe just to close off the session just with a broader question around REA. You obviously had some pretty meaningful listings, auctions, headwinds. Just interested how you think about the macro recovery in Australia, whether listings should recover back to a more normal cycle, or whether you think that something's changed down in Australia.

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Robert Thomson:	It's hard to be a soothsayer given the chaos in Australia at the moment. You have states, as you know, better than me, which have different levels of restrictions on business which -- and on individuals which are obviously having a profound impact on the real estate market. You can see that in the auction results in Sydney compared to Melbourne.

But I think longer term, from a macro perspective, families are making existential decisions about whether their house is appropriate, whether they need a bigger house, whether they need to do alterations, whether they want to move from an inner urban environment to an outer urban or a rural environment. And that's true in Australia and that's certainly true in the US. And we can see that from the sorts of properties that people are looking at on our site. So what does that mean? That means more listings. And frankly, that means more revenue and profit for us. So how long that phase will continue post-COVID? Who knows. But it is going to be a significant phase, and it is going to have a significant impact on our profitability.

Kane Hannan:	All right. I think we are out of time, so we might leave it there. Just wanted to thank you again for participating this year, and hopefully next year we'll be able to do it again in person.

Robert Thomson:	Indeed. Thanks very much, Kane.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to the risks and uncertainties related to COVID-19 and the risks, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission (many of which may be amplified by COVID-19). More detailed information about the factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have and do not undertake any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, and we expressly disclaim any such obligation, except as required by law or regulation.